EXHIBIT 19.3


                            Ford Motor Credit Company
                       Ford Credit Auto Owner Trust 1999-C
                            Monthly Servicing Report

       Collection Period                                        September, 1999
       Distribution Date                                               10/15/99

                                                                   Dollar Amount
       Total Portfolio                                      $  3,299,999,864.04
       Total Securities                                        3,189,915,000.00
       Class A-1 Notes                                           250,000,000.00
       Class A-2 Notes                                           588,000,000.00
       Class A-3 Notes                                           990,000,000.00
       Class A-4 Notes                                           627,366,000.00
       Class A-5 Notes                                           250,000,000.00
       Class A-6 Notes                                           250,000,000.00
       Class B Notes                                             109,457,000.00
       Class C Certificates                                       62,546,000.00
       Class D Certificates                                       62,546,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     15,660,544.96
            Repurchased Loan Proceeds Related to Interest             14,580.65
                 Total Simple Interest Receivables Interest       15,675,125.61
       Pre Computed Receivables Interest Collections                 353,619.73
                 Total Interest Collections                       16,028,745.34

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,494,056.84
            Precomputed Servicer Advances - Principal                 96,580.58
            Precomputed Servicer Advances - Interest                  21,296.27
                 Total Servicer Advances                           2,611,933.69

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     66,479,225.02
            Prepayments in Full                                   36,542,868.06
            Repurchased Loan Proceeds Related to Principal         1,417,310.25
            Other Refunds Related to Principal                        21,134.22
                 Total Simple Interest Receivables Principal 104,460,537.55 Pre Computed Receivables Principal
            Principal Collections                           $      1,943,648.66
            Prepayments in Full                                      855,081.23
            Prepayments in Full Due to Administrative Repurchases      5,005.13
            Payahead Draws                                           123,205.70
                 Total Pre Computed Receivables Principal          2,926,940.72
       Liquidation Proceeds                                          237,641.45
       Recoveries from Prior Month Charge-Offs                         2,600.00
                 Total Principal Collections                     107,627,719.72
       Principal Losses for Collection Period                        435,244.10
                 Total Regular Principal Reduction               107,919,302.95

       Total Collections                                    $    126,268,398.75

                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal






       Total Collections                           $ 126,268,398.75  $    39.58
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              126,268,398.75       39.58

       Servicing Fee:
       Servicing Fee Due                           $   2,569,932.29  $     0.81
       Servicing Fee Paid                              2,569,932.29        0.81
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $     103,123.99  $     0.41
            Class A-1 Notes Monthly Interest Paid        103,123.99        0.41
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   2,621,990.00  $     4.46
            Class A-2 Notes Monthly Interest Paid      2,621,990.00        4.46
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   4,760,250.00  $     4.81
            Class A-3 Notes Monthly Interest Paid      4,760,250.00        4.81
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   3,178,654.40  $     5.07
            Class A-4 Notes Monthly Interest Paid      3,178,654.40        5.07
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   1,291,666.67  $     5.17
            Class A-5 Notes Monthly Interest Paid      1,291,666.67        5.17
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-6 Notes Monthly Interest
            Class A-6 Notes Monthly Interest Due   $   1,306,250.00  $     5.23
            Class A-6 Notes Monthly Interest Paid      1,306,250.00        5.23
            Class A-6 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-6 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-6 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     585,594.95  $     5.35
            Class B Notes Monthly Interest Paid          585,594.95        5.35
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00







       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  13,847,530.01  $     4.52
            Total Note Monthly Interest Paid          13,847,530.01        4.52
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     351,821.25  $     5.63
            Class C Cert. Monthly Interest Paid          351,821.25        5.63
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     416,973.33  $     6.67
            Class D Cert. Monthly Interest Paid          416,973.33        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  14,616,324.59  $     4.58
            Total Note and Cert. Mthly Int. Paid      14,616,324.59        4.58
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $ 109,082,141.87

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount       13,855,433.88        4.34
            Regular Principal Distribution Amount    598,178,124.26      187.52
                 Principal Distribution Amount       612,033,558.14      191.87

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $  24,033,558.14  $    96.13
            Class A-2 Notes Monthly Principal Paid    85,048,583.73      144.64
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class A-6 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid           109,082,141.87       35.59

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid        109,082,141.87       34.20

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 126,268,398.75
       Total Distributions (incl. Servicing Fee)   $ 126,268,398.75

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,838,856,558.14 $ 2,729,774,416.27






            Note Pool Factor                       0.9262710          0.8906793
            Class A-1 Notes Balance            24,033,558.14               0.00
            Class A-1 Notes Pool Factor            0.0961342          0.0000000
            Class A-2 Notes Balance           588,000,000.00     502,951,416.27
            Class A-2 Notes Pool Factor            1.0000000          0.8553596
            Class A-3 Notes Balance           990,000,000.00     990,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           627,366,000.00     627,366,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           250,000,000.00     250,000,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class A-6 Notes Balance           250,000,000.00     250,000,000.00
            Class A-6 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             109,457,000.00     109,457,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       62,546,000.00      62,546,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       62,546,000.00      62,546,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,963,948,558.14   2,854,866,416.27
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.19%              7.19%
            Wtd Average Remaining Maturity (WAM)       43.32              42.43
            Remaining Number of Receivables          235,579            231,846
            Portfolio Receivable Balance $  3,083,918,751.30 $ 2,975,999,448.35

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     13,259,995.16
       Specified Credit Enhancement Amount                        29,759,994.48
       Yield Supplement Overcollateralization Amount             150,998,324.09
       Target Level of Overcollateralization                     164,258,319.25

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     16,499,999.32
       Specified Reserve Account Balance                          16,499,999.32
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       16,499,999.32
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             16,499,999.32
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $        237,641.45
            Recoveries from Prior Month Charge-Offs                    2,600.00
       Total Losses for Collection Period                            502,361.53
       Charge-off Rate for Collection Period (annualized)                  0.10%
       Cumulative Net Losses for all Periods                         380,379.57
       Delinquent Receivables:
            31-60 Days Delinquent                           $      8,750,451.65
            61-90 Days Delinquent                                    831,448.87
            91-120 Days Delinquent                                    39,349.97
            Over 120 Days Delinquent                                       0.00
       Repossesion Inventory                                $        985,418.23

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0139%
            Preceding Collection Period                                  0.0309%
            Current Collection Period                                    0.1038%






            Three Month Average                                          0.0495%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0021%
            Current Collection Period                                    0.0263%
            Three Month Average                                          0.0095%